Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman
January 30, 2009		United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES
2008 FINANCIAL RESULTS AND DECLARES CASH DIVIDEND

TECUMSEH, MI – United Bancorp, Inc. (UBMI), reported income of $1.173 million or $.23 per share for the year ended December 31, 2008, compared to $5.582 million or $1.06 per share for 2007. The Company’s decline in net income reflects the continued economic weakness within its market and an increase in losses resulting from nonperforming loans. The Company’s provision for loan losses for the fourth quarter of $7.2 million brings the provision for all of 2008 to $12.8 million. In addition, the Company recognized a $516,000 impairment on loan servicing rights during the quarter. The net loss for the quarter was $2.807 million, or $0.55 per share.

Robert K. Chapman, President and Chief Executive Officer of the Company, commented that this past year has been extremely difficult, as banks have dealt with the results of the most dramatic events in the U.S. financial markets since the 1930’s. The Michigan economy is especially stressed, with unemployment at the highest level of any state in the U.S. These challenging economic times have also resulted in significantly declining collateral values in United’s market areas, and corresponding increases in related credit issues and costs.

While current economic conditions continue to present significant challenges, United is committed to maintaining the strength of the Company by taking steps to protect its capital for the long-term benefit of its shareholders. This month, United issued $20.6 million in preferred stock to the United States Department of Treasury under the TARP Capital Purchase Program (“CPP”). United’s capital ratios prior to receiving CPP funds exceeded the designation of “well capitalized” under regulatory capital requirements, and the addition of the CPP investment will help United to continue to meet the lending needs of its market areas.

In other efforts to preserve capital, the Board of Directors of the Company has declared a quarterly dividend of $.02 per share payable February 20, 2009 to shareholders of record February 9. This reflects a decrease from $.10 per share paid in the fourth quarter of 2008. The Board believes that it is in the Company’s best interest to preserve capital given the severe financial market conditions in Michigan and the U.S. In addition, the Company has instituted cost containment and reduction measures intended to protect the Company’s capital levels in the face of its uncertain future level of earnings.

While all of these challenges have had a negative impact on financial results of the Company, United is taking steps intended to position the Company to emerge from these economic challenges, poised to grow profitably over the long term. Total consolidated assets of the Company reached $833.6 million at December 31, 2008, for growth of $37.9 million for the year. During the past year, gross portfolio loan balances increased by $52.5 million, while deposits grew by $38.0 million. The fourth quarter was particularly strong, as loan balances grew by $14.0 million and deposits increased by $23.0 million.

Chapman noted that this strong growth is due in part to the success of United’s current “BANK LOCALLY” campaign, which is important in allowing the Company to meet the needs of its communities. “When depositors choose to deposit their money in local community banks like ours, it is re-invested locally for all of us to prosper,” stated Chapman. In addition, United continues to take advantage of growth opportunities that are presented as certain larger competitors reduce their lending activities in Michigan markets.

About United Bancorp, Inc.

United Bancorp, Inc. is an independent financial holding company that is the parent company for United Bank & Trust and United Bank & Trust – Washtenaw. The subsidiary banks operate seventeen banking offices in Lenawee, Washtenaw and Monroe counties, and United Bank & Trust maintains an active wealth management group that serves the Company’s market area. For more information, visit the company’s website at www.ubat.com.

Unaudited Consolidated Financial Statements Follow.

Safe Harbor Statement

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as that an event or trend “will” or “would” occur or “continue” or that United Bancorp, Inc. or its management “believes”, “expects”, “intends” or is “committed” that a particular result or event will occur or desires to “pursue” a particular opportunity, or other words such as “opportunities”, “poised” and variations of such words and similar expressions. The provision and allowances for loan losses and the value of servicing rights are estimates which are inherently forward looking statements. United’s ability to enhance its balance sheet, preserve and protect capital, expand loans, add new customers, execute its cost containment and growth strategy and identify and successfully realize strategic acquisition opportunities is also not assured and also depends on factors not entirely within United’s control. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. United Bancorp, Inc. undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Balance Sheet Data (Unaudited)
Dollars in thousands except per share data

		Dec. 31	Sep. 30	Percent	Dec. 31	Percent
Period-end Balance Sheet		2008	2008	Change	2007	Change
Assets
Cash and due from banks		$18,472	$16,856	9.6%	$17,996	2.6%
Federal funds sold		-	-	100.0%	11,130	-100.0%
Total cash and cash equivalents		18,472	16,856	9.6%	29,126	-36.6%

Securities available for sale		85,093	78,013	9.1%	85,898	-0.9%

Loans held for sale		4,988	7,107	-29.8%	5,770	-13.6%

Portfolio loans
Personal		112,095	110,136	1.8%	98,659	13.6%
Business		482,564	475,648	1.5%	451,717	6.8%
Residential mortgage		102,360	97,280	5.2%	94,154	8.7%
Total loans		697,019	683,064	2.0%	644,530	8.1%
Allowance for loan losses		16,480	14,335	15.0%	12,306	33.9%
Net loans		680,539	668,729	1.8%	632,224	7.6%

Premises and equipment, net		13,205	12,621	4.6%	13,160	0.3%
Goodwill		3,469	3,469	0.0%	3,469	0.0%
Bank owned life insurance		12,447	12,319	1.0%	11,961	4.1%
Other assets		15,389	16,233	-5.2%	14,079	9.3%
Total Assets		$833,602	$815,347	2.2%	$795,687	4.8%

Liabilities
Deposits
Non-interest bearing		$89,487	$88,212	1.4%	$77,878	14.9%
Interest bearing		620,062	598,341	3.6%	593,659	4.4%
Total deposits		709,549	686,553	3.3%	671,537	5.7%
Fed funds borrowed		-	-	0.0%	-	0.0%
FHLB advances outstanding		50,036	51,951	-3.7%	44,611	12.2%
Other liabilities		3,357	4,077	-17.7%	6,572	-48.9%
Total Liabilities		762,942	742,581	2.7%	722,720	5.6%

Shareholders' Equity		70,660	72,766	-2.9%	72,967	-3.2%
Total Liabilities and Shareholders' Equity		$833,602	$815,347	2.2%	$795,687	4.8%

	Fourth Quarter			Year to Date
Average Balance Data	2008	2007	% Change	2008	2007	% Change
Total loans	$697,865	$650,606	7.3%	$672,885	$633,855	6.2%
Earning assets	793,937	758,261	4.7%	773,545	741,133	4.4%
Total assets	836,741	797,472	4.9%	809,300	777,243	4.1%
Deposits	706,757	665,498	6.2%	676,845	647,342	4.6%
Shareholders' Equity	72,343	75,029	-3.6%	73,585	75,042	-1.9%

Asset Quality
Net charge offs	$5,020	$1,211	314.5%	$8,601	$4,182	105.7%
Non-accrual loans	20,019	13,695	46.2%
Non-performing loans	21,522	15,150	42.1%
Non-performing assets	24,982	17,415	43.4%
Nonperforming loans/total loans	3.09%	2.35%	31.4%
Allowance for loan loss/total loans	2.36%	1.91%	23.8%
Allowance/nonperforming loans	76.6%	81.2%	-5.7%

United Bancorp, Inc. and Subsidiaries
Comparative Consolidated Income Statement and Performance Data (Unaudited)
Dollars in thousands except per share data

	Three months ended Dec. 31			Twelve months ended Dec. 31
Consolidated Income Statement	2008	2007	% Change	2008	2007	% Change
Interest Income
Interest and fees on loans	$10,643	$11,982	-11.2%	$43,288	$47,301	-8.5%
Interest on investment securities	870	980	-11.2%	3,625	4,062	-10.8%
Interest on federal funds sold	3	116	-97.4%	128	271	-52.8%
Total interest income	11,516	13,078	-11.9%	47,041	51,634	-8.9%

Interest Expense
Interest on deposits	3,597	5,117	-29.7%	14,964	19,631	-23.8%
Interest on federal funds purchased	1	15	-93.3%	96	175	-45.1%
Interest on FHLB advances	576	535	7.7%	2,237	2,067	8.2%
Total interest expense	4,174	5,667	-26.3%	17,297	21,873	-20.9%
Net Interest Income	7,342	7,411	-0.9%	29,744	29,761	-0.1%
Provision for loan losses	7,165	5,801	23.5%	12,775	8,637	47.9%
Net Interest Income After
Provision for Loan Losses	177	1,610	-89.0%	16,969	21,124	-19.7%

Noninterest Income
Service charges on deposit accounts	781	957	-18.4%	3,381	3,579	-5.5%
Trust & Investment fee income	956	1,231	-22.3%	4,343	4,801	-9.5%
Gains on securities transactions	(124)	8	-1650.0%	(18)	9	-300.0%
Income from loan sales and servicing	47	507	-90.7%	2,187	1,749	25.0%
ATM, debit and credit card fee income	558	569	-1.9%	2,257	2,118	6.6%
Income from bank-owned life insurance	127	120	5.8%	486	461	5.4%
Other income	193	175	10.3%	874	935	-6.5%
Total noninterest income	2,538	3,567	-28.8%	13,510	13,652	-1.0%

Noninterest Expense
Salaries and employee benefits	3,901	3,532	10.4%	16,333	14,862	9.9%
Occupancy and equipment expense	1,158	1,079	7.3%	4,874	4,724	3.2%
External data processing	444	452	-1.8%	1,755	1,605	9.3%
Advertising and marketing	219	251	-12.7%	1,191	1,193	-0.2%
Other expense	1,569	1,299	20.8%	5,810	5,175	12.3%
	7,291	6,613	10.3%	29,963	27,559	8.7%
Income (Loss) Before Federal Income Tax	(4,576)	(1,436)	218.7%	516	7,217	-92.9%
Federal income tax	(1,769)	(686)	157.9%	(657)	1,635	-140.2%
Net Income (Loss)	$(2,807)	$(750)	274.3%	$1,173	$5,582	-79.0%

Performance Ratios
Return on average assets	-1.33%	-0.37%	260.6%	0.14%	0.72%	-79.9%
Return on average equity	-15.43%	-3.97%	288.7%	1.59%	7.44%	-78.6%
Net interest margin (FTE)	3.87%	4.06%	-4.7%	4.04%	4.18%	-3.4%
Efficiency ratio	72.0%	59.0%	22.0%	67.7%	62.1%	9.0%

Stock Performance
Basic and diluted earnings per share	$(0.55)	$(0.15)	278.3%	$0.23	$1.06	-78.3%
Dividends per share	0.10	0.20	-50.0%	0.70	0.79	-11.4%
Dividend payout ratio	-18.2%	-137.9%	-86.8%	304.9%	74.5%	309.1%
Book value per share	$13.98	$14.33	-2.4%
Market value per share	7.55	17.00	-55.6%
Period-end shares outstanding	5,053	5,092	-0.8%
Average shares outstanding	5,053	5,108	-1.1%	5,062	5,191	-2.5%

Per-share data is restated to reflect 100% stock dividend in 2007

Trends of Selected Consolidated Financial Data (Unaudited)
Dollars in thousands except per share data

2008	2007
Balance Sheet Data	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Period-end:
Total loans	$697,019	$683,064	$662,014	$654,965	$644,530
Allowance for loan losses	16,480	14,335	13,008	12,047	12,306
Earning assets	787,100	768,184	752,517	751,774	747,328
Total assets	833,602	815,347	798,922	797,874	795,687
Deposits	709,549	686,553	669,054	667,522	671,537
Shareholders' Equity	70,660	72,766	73,452	74,093	72,967
Average:
Total loans	$697,865	$673,548	$664,895	$654,940	$650,606
Earning assets	793,937	765,119	765,808	768,288	758,261
Total assets	836,741	801,175	797,715	801,301	797,472
Deposits	706,757	668,354	655,132	677,023	665,498
Shareholders' Equity	72,343	72,890	72,890	72,757	75,029

Income Statement Summary
Net interest income	$7,342	$7,538	$7,387	$7,478	$7,411
Provision for loan losses	7,165	3,300	1,650	660	5,801
Non-interest income	2,538	3,667	3,766	3,538	3,567
Non-interest expense	7,291	7,623	7,248	7,802	6,613
Federal income tax	(1,769)	(114)	560	665	(686)
Net income (loss)	$(2,807)	$396	$1,695	$1,888	$(750)
Basic & diluted earnings (loss) per share	$(0.55)	$0.08	$0.33	$0.37	$(0.15)

Performance Ratios and Liquidity
Return on average assets	-1.33%	0.20%	0.86%	0.94%	-0.37%
Return on average equity	-15.43%	2.14%	9.29%	10.35%	-3.97%
Net interest margin (FTE)	3.87%	4.16%	4.07%	4.10%	4.06%
Efficiency ratio	72.0%	66.5%	63.6%	69.3%	59.0%
Ratio of loans to deposits	98.2%	99.5%	98.9%	98.1%	96.0%

Asset Quality
Net charge offs	$5,020	$1,973	$689	$919	$1,211
Non-accrual loans	20,019	13,986	15,716	13,253	13,695
Non-performing loans	21,522	16,717	17,528	16,235	15,150
Non-performing assets	24,982	20,270	20,263	18,626	17,415
Nonperforming loans/total loans	3.09%	2.45%	2.65%	2.48%	2.35%
Allowance for loan loss/total loans	2.36%	2.10%	1.96%	1.84%	1.91%
Allowance/nonperforming loans	76.6%	85.8%	74.2%	74.2%	81.2%

Market Data
Book value per share	$13.98	$14.40	$14.54	$14.56	$14.33
Market value per share
High	12.99	14.98	20.00	22.00	22.00
Low	7.55	9.20	14.00	17.55	17.00
Period-end	7.55	10.00	15.00	18.00	17.00
Period-end shares outstanding	5,053	5,052	5,052	5,085	5,092
Average shares outstanding	5,053	5,053	5,110	5,145	5,108

Capital and Stock Performance
Tier 1 Leverage Ratio	8.0%	8.7%	8.8%	8.8%	8.7%
Total capital to risk-weighted assets	10.9%	11.4%	11.6%	11.7%	11.8%
Dividends per share	$0.10	$0.20	$0.20	$0.20	$0.20
Dividend payout ratio	-18.2%	256.4%	60.6%	53.9%	-137.9%
Price/earnings ratio (TTM)	32.8	x	15.8	x	14.9	x	16.3	x	16.1	x
Period-end market price/book value	54.0%	69.4%	103.2%	123.6%	118.6%